UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2017

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31-35th Street, Pittsburgh, Pennsylvania 15201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2017, Limbach Holdings, Inc. (the “Company”) entered into a preferred stock repurchase agreement (the “Preferred Stock Repurchase Agreement”) with 1347 Investors LLC (“1347 Investors”) pursuant to which (a) the Company purchased from 1347 Investors a total of 120,000 shares of the Company’s Class A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), for an aggregate sum of approximately $4,092,153 in cash, (b) for a period of six months after such repurchase, the Company will have the right to repurchase from 1347 Investors in one or more transactions all or a portion of the remaining 280,000 shares of Preferred Stock owned by 1347 Investors for a purchase price equal to 130% of the liquidation value per share plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of such shares and (c) 1347 Investors will not, with respect to the 509,500 shares of common stock held in escrow pursuant to its current lock-up arrangement that is to expire on July 20, 2017, sell or otherwise transfer such shares of common stock during the period from such expiration and ending on October 20, 2017.

The repurchase was funded through borrowings under the Company’s revolving credit facility and closed on July 14, 2017. The Company intends to retire the repurchased shares.

1347 Investors is a significant stockholder in the Company and a party to a registration rights agreement to which the Company is a party, pursuant to which the Company is obligated to register the resale of certain securities of the Company that are held by 1347 Investors. Larry G. Swets, Jr. is a manager of 1347 Investors and a board member of the Company.

The foregoing description of the Preferred Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Preferred Stock Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

 The transactions described above and the terms of the Preferred Stock Repurchase Agreement were evaluated and recommended for board of directors’ approval by a special committee consisting solely of independent and disinterested directors of the Company. The special committee obtained a fairness opinion from an independent valuation firm that the consideration paid by the Company for the purchase of the shares pursuant to the Preferred Stock Repurchase Agreement was fair, from a financial viewpoint, to the Company.

On July 14, 2017, the Company issued a press release announcing, among other things, the entry into the Preferred Stock Repurchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Company incorporates by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

Dated: July 17, 2017	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Preferred Stock Repurchase Agreement, dated July 14, 2017, by and between 1347 Investors LLC and Limbach Holdings, Inc.
99.1	Press Release, dated July 17, 2017.